EXHIBIT 3.1(m)

FILED

02 DEC 18 AM 8:22

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SUNNYRIDGE FARM, INC.

SunnyRidge Farm, Inc., a for profit corporation, organized and existing under Chapter 607, Florida Statutes (the “Corporation”), Document Number P96000066765, hereby certifies that pursuant to Section 607.1006, Florida Statutes, by the favorable vote of a majority of a quorum of the Corporation’s directors and shareholders, at a duly called meeting held on October 1, 2002, of which notice of the proposed amendment was given, the following Amended and Restated Articles of Incorporation was adopted:

ARTICLE I

NAME

The name of the Corporation shall be SunnyRidge Farm, Inc.

ARTICLE II

DURATION

The term for which this Corporation shall exist shall be perpetual.

ARTICLE III

PURPOSES AND POWERS

Section 1. This Corporation is organized for the purpose of engaging in all lawful businesses permitted to a corporation organized under the Florida Business Corporation Act, as in effect from time to time.

Section 2. The Corporation shall have all the powers set forth in the Florida Business Corporation Act, as in effect from time to time, and including but not limited to the following powers:

(a) To administer and provide services regarding various business enterprises both nationally and internationally.

(b) To construct, erect, repair and remodel buildings and structures of all types for itself and others and to manufacture, purchase or otherwise acquire and to own, mortgage, pledge, self, assign, transfer or otherwise dispose of and to invest in, trade in, deal in and with goods, wares, merchandise, personal property and services of every class, kind and description; except that It is not to conduct a banking, safe deposit, trust, insurance, surety, express, railroad, canal, telephone, telegraph or cemetery company, a building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition.

(c) To act as broker, agent or factor for any person, firm or corporation.

(d) To purchase, lease or otherwise acquire real and personal property and leaseholds thereof and interests therein; and to own, hold, manage, develop, improve, equip, maintain and operate and to sell, convey, exchange, lease or otherwise alienate and dispose of and to mortgage, pledge or otherwise encumber any and all such property and any and all legal and equitable rights thereunder and interests therein.

(e) To borrow or raise money for any of the purposes of the Corporation and from time to time without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness; and to secure payment thereof and any interest therein by mortgage, pledge, creation of a security interest, conveyance or other assignment in trust, in whole or in part, of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired.

(f) To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of or any bonds, security or other evidences of indebtedness created by any other corporation of the State of Florida or any other state or government; and while owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote such stock.

(g) To enter into, make, perform and carry out contracts and arrangements of every sort and kind which may be necessary or convenient for the business of the Corporation or business of a similar nature with any person, firm, corporation, association or syndicate or any private, public or municipal body existing under the government of the United States or any state, territory, colony or dependency thereof or foreign government so far as or to the extent that the same may be done or performed pursuant to law.

(h) To enter into or become a partner in any agreement for sharing profits, union of interests, cooperation, joint venture or otherwise with any person, firm or corporation now carrying on or about to carry on any business which this Corporation has the direct or incidental authority to pursue.

(i) To include in its Bylaws any regulatory or restrictive provisions relating to the proposed sale, transfer or other disposition of any of its outstanding stock by any of its Shareholders or in the event of the death of any of its Shareholders. The manner and form as well as all relevant terms, conditions and details thereof shall be determined by the Shareholders of this Corporation; provided, however, that no such regulatory or restrictive provision shall affect the rights of third parties without actual knowledge thereof, unless such provision shall be noted upon the certificate evidencing the ownership of said stock.

(j) In general, to do any and all of the acts and things herein set forth to the same extent as natural persons could do and in any part of the world as principal, factor, agent, contractor, broker or otherwise, either alone or in company with any entity or individual; to establish one or more offices, both within the State of Florida and any part or parts of the world, at which meetings of directors may be held and ail or any part of the Corporation’s business may be conducted; and to exercise ail or any of its corporate powers and rights in the State of Florida and in any and all other states, territories, districts, dependencies, colonies or possessions in the United States of America and in any foreign countries.

(k) To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, to the extent permitted by law.

ARTICLE IV

CAPITAL STOCK AND DIVIDENDS

The amount of Capital Stock authorized shall consist of ten thousand (10,000) shares of common voting stock having a par value of one dollar ($1.00) per share which may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including but not limited to cash, promissory notes, labor or services performed, promises to perform labor or services evidenced by written contract, or other securities of the Corporation, which the Board of Directors of the Corporation determines is adequate. The Capital Stock of the Corporation may be increased or decreased at any time as provided by the laws of the State of Florida.

The holders of the outstanding Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends payable either in cash or in other property to the extent permitted by the Florida Business Corporation Act, as in effect from time to time. The Corporation may declare and pay dividends payable in shares of the Capital Stock of the Corporation. Shares of one class or series of Capital Stock of the Corporation may be issued as a share dividend in respect of shares of another class or series of Capital Stock of the Corporation.

ARTICLE V

SHARES NOT TO BE DIVIDED INTO CLASSES

The shares of the Capital Stock of the Corporation are not to be divided into classes.

ARTICLE VI

NO SHARES ISSUED IN SERIES

The shares of the Capital Stock of the Corporation are not to be issued in series.

ARTICLE VII

NO PREEMPTIVE RIGHTS

No holder of shares of the Capital Stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine from time to time and at such price as the Board of Directors may fix from time to time; and any shares of stock or convertible obligations which the Corporation may determine to offer for subscription to the holders of stock may be offered to more than one class of stock, as the Board of Directors shall determine, in such proportions as between said classes of stock as the Board of Directors in its discretion may determine. As used in this paragraph, the expression “convertible obligations” shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes. The Board of Directors is hereby expressly authorized in its discretion in connection with the issue of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in any other cases) to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such periods as the Board of Directors shall determine and to cause such rights or options to be evidenced by such warrants or other Instruments as it may deem advisable.

ARTICLE VIII

AFFILIATED TRANSACTIONS

The Corporation, pursuant to Section 607.0901(5)(c) Florida Statutes, expressly elects not to be governed by Section 607.0901 Florida Statutes, pertaining to Affiliated Transactions.

ARTICLE IX

INDEMNIFICATION

The Corporation shall have the power and authority to indemnify any officer, director, agent or employee of the Corporation, or any former officer, director, agent or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by applicable law, in accordance with the Corporation’s Bylaws, pursuant to an agreement authorized by the Board of Directors with such person and as otherwise permitted under the Florida Business Corporation Act, as in effect from time to time.

ARTICLE X

CORPORATE ADDRESS AND              REGISTERED OFFICE AND AGENT

The address of the principal office of the Corporation is 1900 5th Street N.W., Winter Haven, Florida, 33885. The street address of the registered office of this Corporation at the time of this amendment is 1900 5th Street N.W, Winter Haven, Florida, 33885, and the name of the Registered Agent of this Corporation at the time of this amendment at that address is Lucius M. Dyal, Jr.

ARTICLE XI

BOARD OF DIRECTORS

This Corporation shall have one (1) Director,              The number of directors may be either increased or decreased from time to time by action in accordance with the provisions of the Bylaws, however there shall never be less than one (1). The names and addresses of the Directors of this Corporation at the time of this amendment are:

Gerald M. Mixon 1900 5th Street N.W., Winter Haven, Florida, 33885

ARTICLE XII

AMENDMENT

Unless otherwise set forth herein, the Corporation reserves the right, in accordance with the Florida Business Corporation Act, to amend, alter, modify or repeal any provision or provisions contained in these Articles of Incorporation or any amendment hereto and any right conferred upon the Shareholders is subject to this reservation.

ARTICLE XIII

PROVISIONS FOR REGULATION OF THE

INTERNAL AFFAIRS OF THE CORPORATION

For the regulation of the business and for the conduct of the affairs of the Corporation, to create, divide, limit and regulate the powers of the Corporation, the Directors and the Shareholders, provision is made as follows:

(a) General authority is hereby conferred upon the Board of Directors of the Corporation, except as the Shareholders may otherwise from time to time provide or direct, to fix the consideration for which the shares of stock of the Corporation shall be issued and disposed of and to provide when and how such consideration shall be paid.

(b) Meetings of the Incorporator, of the Shareholders and of the Directors of the Corporation, for all purposes, may be held at any place, either inside or outside of the State of Florida.

(c) All corporate powers, including the sale, mortgage, hypothecation and pledge of the whole or any part of the corporate properly, shall be exercised by the Board of Directors, except as otherwise expressly provided by law.

(d) The Board of Directors shall have power from time to time to fix and determine and vary the amount of the working capital of the Corporation and direct and determine the use and disposition of the Corporation’s funds and in its discretion the Board of Directors may, to the extent permitted by applicable law, use and apply such funds in purchasing or acquiring bonds or other obligations of the Corporation or shares of its own Capital Stock to such extent, in such manner and upon such terms as the Board of Directors may deem expedient.

(e) The Board of Directors shall have the power of fixing the compensation by way of salaries and/or bonuses and/or pensions of the employees, the agents, the officers and Directors, all or each of them, in such sum and form and amount as may seem reasonable in and by their discretion.

(f) The Board of Directors may designate from their number an executive committee which, for the time being, in the intervals between meetings of the Board and to the extent provided by the Bylaws and authorized by law, shall exercise the powers of the Board of Directors in the management of the affairs and business of the Corporation.

(g) Any one or more or all of the Directors may be removed, either with or without cause, at any time by the vote of the Shareholders and thereupon the term of each Director or Directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided by the Bylaws.

(h) Any officers of the Corporation may be removed either with or without cause at any time by vote of a majority of the Board of Directors present.

(i) No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the Directors or officers of this Corporation is or are interested in or is a director or officer or are directors or officers of such other corporation nor shall such contract or other transaction be affected by the fact that the Directors or officers of the Corporation are personally interested therein. Any Director or Directors, officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of or with this Corporation or in which this Corporation is interested and no contract, act or transaction of this Corporation with any person or persons, firm, association or corporation shall be affected or invalidated by the fact that any Director or Directors or officer or officers of this Corporation is a party or are parties to or interested in such contract, act or transaction or in any way connected with such person or persons, firm, association or corporation. Each and every person who may become a Director or officer of this Corporation is hereby relieved, as far as is legally permissible, from any disability which might otherwise prevent him from contracting with the Corporation for the benefit of himself or of any firm, association or corporation in which he may be interested.

(j) The Bylaws of the Corporation may be amended or repealed and additional Bylaws added or adopted by a majority vote of the Board of Directors so long as the proposed action is not inconsistent with any Bylaws which may have been adopted at any Shareholders meeting.

These Amended and Restated Articles of Incorporation shall take effect immediately upon filing with the Florida Department of State.

IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Amendment this 1st day of October, 2002.

ATTEST:		SUNNYRIDGE FARM, INC.

Veronica L. Mixon		By:	Gerald M. Mixon
Title:	Secretary	Title:	President

CERTIFICATE OF PRESIDENT AND SECRETARY

We, Gerald M. Mixon, President, and Veronica L. Mixon, Secretary, of SunnyRidge Farm, Inc., a corporation organized and existing under Chapter 607, Florida Statutes, hereby certify that the Amended and Restated Articles of Incorporation of the Corporation was approved by all of the Corporation’s Directors and shareholders at duly called meetings for that purpose on October 1, 2002.

IN WITNESS WHEREOF, the undersigned have placed their hands and seals this 1st day of October, 2002.

By:		By:
	Gerald M. Mixon		Veronica L. Mixon
	Title: President		Title: Secretary

STATE OF FLORIDA

COUNTY OF POLK

The foregoing instrument was acknowledged before me this 1st day of October, 2002 by Gerald M. Mixon, President of SunnyRidge Farm, Inc., who is personally known to me.

Name:	(print)
NOTARY PUBLIC
Commission No.:
Commission Expiration Date: 1/1/05

STATE OF FLORIDA

COUNTY OF POLK

The foregoing instrument was acknowledged before me this 1st day of October, 2C 02 by Veronica L. Mixon, Secretary of SunnyRidge Farm, Inc., who is personally known to me.

Name:	(print)
NOTARY PUBLIC
Commission No.:
Commission Expiration Date: 1/1/05

850-617-6381 12/31/2012 3:01:55 PM PAGE 1/002 Fax Server

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Merger, filed on December 28, 2012 effective December 29, 2012, for SUNNYRIDGE FARM, INC. which changed its name to DOLE BERRY COMPANY, the surviving Florida entity, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H12000304187. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this entity is P96000066765.

Authentication Code: 912A00030643-123112-P96000066765-1/1

GREAT SEAL OF THE STATE OF FLORIDA

IN GOD WE TRUST

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Thirty-first day of December, 2012

Ken Detzner

Secretary of State

COVER LETTER

TO:	Registration Section

Division of Corporations

SUBJECT:	Sunnyridge Farm, Inc.

Name of Surviving Party

Please return all correspondence concerning this matter to:

David Marote
Contact Person

Dole Food Company, Inc.
Firm/Company

One Dole Drive
Address

Westlake Village, CA 91362
City, State and Zip Code

david.marote@dole.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

David Marote	at	(818)	879-6760
Name of Contact Person		Area Code and Daytime Telephone Number

☒ Certified Copy (optional) $8.75

STREET ADDRESS:	MAILING ADDRESS:
Registration Section	Registration Section
Division of Corporations	Division of Corporations
Clifton Building	P. O. Box 6327
2661 Executive Center Circle	Tallahassee, FL 32314
Tallahassee, FL 32301

FL017 - 05/16/2012 Wolters Kluwer Online

Articles of Merger

For

Florida Profit or Non-Profit Corporation

The following Articles of Merger are submitted to merge the following Florida Profit and/or Non-Profit Corporation(s) in accordance with s. 607.1109 or 617.0302, Florida Statutes.

FIRST: The exact name, form/entity type, and jurisdiction for each merging party are as follows:

Name	Jurisdiction	Form/Entity Type

Dole Berry Company, LLC	Delaware	Limited liability company

SECOND: The exact name, form/entity type, and jurisdiction of the surviving party are as follows:

Name	Jurisdiction	Form/Entity Type

Sunnyridge Farm, Inc.	Florida	Corporation - Profit

THIRD: The attached plan of merger was approved by each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with the applicable provisions of Chapters 607, 608, 617, and/or 620, Florida Statutes.

FL017 - 05/16/2012 Wolters Kluwer Online

1 of 7

FOURTH: The attached plan of merger was approved by each other business entity that is a party to the merger in accordance with the applicable laws of the state, country or jurisdiction under which such other business entity is formed, organized or incorporated.

FIFTH: If other than the date of filing, the effective date of the merger, which cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State:

December 29, 2012

SIXTH: If the surviving party is not formed, organized or incorporated under the laws of Florida, the survivor’s principal office address in its home state, country or jurisdiction is as follows:

SEVENTH: If the surviving party is an out-of-state entity, the surviving entity:

a.) Appoints the Florida Secretary of State as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation that is party to the merger.

b.) Agrees to promptly pay the dissenting shareholders of each domestic corporation that is a party to the merger the amount, if any, to which they are entitled under s. 607.1302, F.S.

FL017 - 05/16/2012 Wolters Kluwer Online

2 of 7

EIGHTH: Signature(s) for Each Party:

Name of Entity/Organization:	Signature(s):	Typed or Printed Name of Individual:

Dole Berry Company, LLC		RONALD D. BOUCHARD

Sunnyridge Farm, Inc.		JEFFREY B. CONNER

Corporations:	Chairman, Vice Chairman, President or Officer (If no directors selected, signature of incorporator.)
General Partnerships:	Signature of a general partner or authorized person
Florida Limited Partnerships:	Signatures of all general partners
Non-Florida Limited Partnerships:	Signature of a general partner
Limited Liability Companies:	Signature of a member or authorized representative

Fees:	$35.00 Per Party

Certified Copy (optional):	$8.75

FL017 - 05/16/2012 Wolters Kluwer Online

3 of 7

PLAN OF MERGER

FIRST: The exact name, form/entity type, and jurisdiction for each merging party are as follows:

Name	Jurisdiction	Form/Entity Type

Dole Berry Company, LLC	Delaware	Limited liability company

SECOND: The exact name, form/entity type, and jurisdiction of the surviving party are as follows:

Name	Jurisdiction	Form/Entity Type

Sunnyridge Farm, Inc.	Florida	Corporation - Profit

THIRD: The terms and conditions of the merger are as follows:

1.	The merging party shall be merged with and into the surviving party.

2.	The separate existence of the merging party shall cease upon the effective date of the merger.

3.	Upon the effective date of the merger, the surviving party shall assume all of the liabilities of the merging party.

4.	The directors and officers of the surviving party on the effective date of the merger shall continue serving in their respective capacities until their eventual resignation, termination or replacement, in accordance with the By-Laws of the surviving party.

(Attach additional sheet if necessary)

FL017 - 05/16/2012 Wolters Kluwer Online

4 of 7

FOURTH:

A. The manner and basis of converting the interests, shares, obligations or other securities of each merged party into the interests, shares, obligations or others securities of the survivor, in whole or in part, into cash or other property is as follows:

Upon the effective date of the merger, each issued membership unit of the merging party shall, by virtue of the merger and, without any action upon the part of any holder thereof, no longer be issued, but shall instead be canceled without consideration. The issued shares of the surviving party shall not be converted or exchanged in any manner or any consideration be paid therefor, but each such share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving party.

(Attach additional sheet if necessary)

B. The manner and basis of converting the rights to acquire the interests, shares, obligations or other securities of each merged party into the rights to acquire the interests, shares, obligations or others securities of the survivor, in whole or in part, into cash or other property is as follows:

N/A

(Attach additional sheet if necessary)

FL017 - 05/16/2012 Wolters Kluwer Online

5 of 7

FIFTH: If a partnership is the survivor, the name and business address of each general partner is as follows:

(Attach additional sheet if necessary)

SIXTH: If a limited liability company is the survivor, the name and business address of each manager or managing member is as follows:

(Attach additional sheet if necessary)

FL017 - 05/16/2012 Wolters Kluwer Online

6 of 7

SEVENTH: Any statements that are required by the Jaws under which each other business entity is formed, organized, or incorporated are as follows:

(Attach additional sheet if necessary)

EIGHTH: Other provision, if any, relating to the merger are as follows:

As of the effective date of the merger, Article I of the Amended and Restated Articles of Incorporation of the surviving party shall be amended to read as follows:

ARTICLE I

NAME

The name of the Corporation shall be Dole Berry Company.

(Attach additional sheet if necessary)

FL017 - 05/16/2012 Wolters Kluwer Online

7 of 7